EXHIBIT 99.1

Arbutus Biopharma, X-Chem and Proteros biostructures Achieve First Milestone Under COVID-19 Discovery Research and License Agreement

Screening identifies several unique compound series that inhibit the SARS-CoV-2 nsp5 main protease, a validated target for the treatment of COVID-19 and potential future coronavirus outbreaks

WARMINSTER, Pa. and WALTHAM, Mass. and MUNICH, Germany, Dec. 07, 2021 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (NASDAQ: ABUS), X-Chem, Inc. (X-Chem) and Proteros biostructures GmbH (Proteros) announced today that Arbutus Biopharma has identified several molecules that inhibit the SARS-CoV-2 nsp5 main protease (Mpro), a validated target for the treatment of COVID-19 and potential future coronavirus outbreaks. Upon achievement of this milestone, as part of their discovery and research agreement, Arbutus has obtained a worldwide exclusive license to the identified molecules. The parties will continue to accelerate the development of pan-coronavirus agents to treat COVID-19 and potential future coronavirus outbreaks.

“Our goal with this collaboration was to identify unique and differentiated pan-coronavirus assets targeting the main coronavirus protease which could deliver a much-needed oral antiviral treatment for SARS-CoV-2 and any potential future coronavirus outbreaks,” stated Dr. Michael Sofia, Arbutus’s Chief Scientific Officer. “To have identified small molecule inhibitors that are potent and selective against Mpro just six months after commencing this collaboration demonstrates the importance Arbutus, Proteros and X-Chem are placing on quickly developing effective and safe therapies to successfully combat the COVID-19 pandemic. We are excited to have achieved this important milestone and to move this program forward into the lead optimization stage.”

In connection with achievement of this development milestone, Arbutus obtained a worldwide exclusive license to the identified small molecule inhibitors. In exchange for that license, Arbutus shall make a milestone payment to X-Chem and Proteros.

In April 2021, Arbutus, X-Chem and Proteros entered into a discovery research and license agreement focused on the discovery of novel inhibitors targeting the SARS-CoV-2 nsp5 main protease. This collaboration brings together Arbutus’ expertise in the discovery and development of antiviral agents with X-Chem’s industry leading DNA-encoded library (DEL) technology and Proteros’ protein sciences, biophysics and structural biology capabilities and provides important synergies to potentially identify safe and effective therapies against coronaviruses including SARS-CoV-2.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company primarily focused on discovering, developing and commercializing a broad portfolio of assets with different modes of action to provide a cure for people with chronic hepatitis B virus (HBV) infection. The Company is advancing multiple product candidates with distinct mechanisms of action that suppress viral replication, reduce surface antigen and reawaken the immune system. Arbutus believes this three-prong approach is key to transforming the treatment and developing a potential cure for chronic HBV infection. Arbutus’ HBV product pipeline includes RNA interference (RNAi) therapeutics, oral capsid inhibitors, oral compounds that inhibit PD-L1 and oral HBV RNA destabilizers. In addition, Arbutus has an ongoing drug discovery and development program directed to identifying orally active agents for treating coronaviruses (including COVID-19). For more information, please visit www.arbutusbio.com.

About Proteros biostructures GmbH

Proteros is a privately held early-stage drug discovery services provider committed to helping pharmaceutical and biotech companies unlock even the most challenging drug targets.

Proteros pioneered the industrialization of structural biology, and has developed a cutting-edge drug discovery platform that encompasses protein sciences, protein crystallography and cryo-EM, assays, biophysics and screening, positioned to open the door to lead optimization and clinical programs for technically demanding targets. The company works continuously with most of the world’s 20 largest pharma companies and its global client base spans more than 200 pharmaceutical and biotech partners in the US, Europe and Japan. For more information, please visit www.proteros.com.

About X-Chem

X-Chem is a leader in small molecule drug discovery services for pharmaceutical and biotech companies. As pioneers of DNA-encoded chemical library (DEL) technology, the company leverages its market-leading DEL platform to discover novel small molecule leads against challenging, high-value therapeutic targets. With industry-leading expertise in medicinal chemistry, custom synthesis and scale-up process chemistry and a proprietary AI platform to support and accelerate all aspects of drug discovery, X-Chem empowers its partners to effectively build drug pipelines from target to clinical candidate. For further information, please visit www.x-chemrx.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about our expectations for the collaborations, including our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; our expectations and goals for our collaborations with X-Chem and Proteros and any potential benefits related thereto; and the potential for our product candidates to achieve success in clinical trials.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the parties may never release the expected benefits of the collaboration; anticipated research activities and pre-clinical studies may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; economic and market conditions may worsen; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Arbutus Contact Information

Investors and Media

William H. Collier
President and CEO
Phone: 267-469-0914
Email: ir@arbutusbio.com

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com

X-Chem and Proteros Contact Information:

Steffen Helmling, PhD
Chief Business Officer
Phone: 781-419-6900
Email: info@x-chemrx.com

Dr. Torsten Neuefeind
Chief Executive Officer
Phone: +49 89 700761-0
Email: info@proteros.com